Exhibit 2

                  JOINT CONSENT OF DIRECTORS OF

                        ICON SYSTEMS, INC.
                       (a Utah corporation)

                               and

                        ICON SYSTEMS, INC.
                      (a Nevada corporation)


          The undersigned, being all of the duly elected and incumbent directors of Icon Systems, Inc,, a Utah corporation ("Icon - Utah"), acting pursuant to Section 16-10a-821 of the Utah Revised Business Corporation Act and Icon Systems, Inc., a Nevada corporation ("Icon - Nevada"), acting pursuant to Section 78.315 of the Nevada Revised Statutes, do hereby unanimously consent to and adopt the following resolutions, effective as of the latest dated signature hereof:

          WHEREAS, Icon - Utah was incorporated under the laws of the State of Nevada on August 26, 1987; and

          WHEREAS, Icon - Nevada was incorporated under the laws of the State of Nevada on September 24, 1996, by Icon - Utah, and is wholly-owned by Icon - Utah; and

          WHEREAS, Icon - Utah wishes to merge into Icon - Nevada, with Icon
- Nevada being the surviving corporation, with the sole effect being to change the domicile of Icon - Utah to the State of Nevada;

          NOW, THEREFORE, it is hereby

          RESOLVED, that the following terms of a Plan of Merger (the "Plan") be and hereby are adopted, ratified and approved, and the officers of Icon - Utah and Icon - Nevada are authorized to execute any documents required or necessary to effect such merger in the States of Utah and Nevada, to-wit:

                          Plan of Merger

               1.1 Merger and Surviving Corporation. Icon - Utah will merge into Icon - Nevada, with Icon - Nevada being the "Surviving Corporation"; the separate existence of Icon - Utah shall cease, and the name of the Surviving Corporation shall become "Icon Systems, Inc." Until amended, modified or otherwise altered, the Articles of Incorporation of Icon - Nevada shall continue to be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Icon - Nevada shall continue to be the Bylaws of the Surviving Corporation.

               1.2 Share Conversion. Each outstanding or subscribed share of common stock of Icon - Utah (the "Icon - Utah Shares") shall, upon the effective date of the Plan, be converted into one share of common stock of Icon Nevada.


               1.3  Survivor's Succession to Corporate Rights.  The
     Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers and franchises of a public as well of a private nature, and be subject to all of the restrictions, disabilities and duties of Icon - Utah; and all and singular, the rights, privileges, powers and franchises of Icon - Utah, and all property, real, personal and mixed, and all debts due to Icon - Utah on whatever account, as well for stock subscriptions as all other things in action or belonging to Icon - Utah shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Icon - Utah, and the title to any real estate vested by deed or otherwise in Icon - Utah shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Icon - Utah shall be preserved unimpaired, and all debts, liabilities and duties of Icon - Utah shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

               1.4 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of Icon - Utah and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Icon - Utah. The employees of Icon - Utah shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Icon - Utah.

               1.5 Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of Icon - Utah shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of Icon - Utah, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

               1.6 Directors and Executive Officers of the Surviving Corporation. On Closing, the present directors and executive officers of Icon - Nevada shall continue to serve as such, in the same capacities in which they served prior to the Closing, until the next respective annual meetings of the stockholders and Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

               1.7 Principal Office. The principal executive office of the Surviving Corporation shall be located at 4848 South Highland Drive, #353, Salt Lake City, Utah 84117. The Surviving Corporation shall also maintain a registered office in the State of Nevada at 502 East John Street, Carson City, Nevada 89706.

               1.8 Adoption. The Plan shall be adopted by the Board of Directors of Icon - Nevada, the Board of Directors of Icon - Utah, which is the parent of Icon - Nevada, and by the Icon - Utah Stockholders who own in excess of a majority of the outstanding voting securities of Icon
     - Utah..

               1.9 Dissenters' Rights and Notification. The Plan is not subject to the provisions of the Nevada Revised Statutes and the Utah Revised Business Corporation Act respecting dissenters' rights.

               1.10 Delivery of Certificates by the Icon - Utah
     Stockholders. The transfer of the Icon - Utah Shares by the Icon - Utah Stockholders shall be effected by the delivery to Icon - Nevada or its transfer agent of certificates representing the Icon - Utah Shares (endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed by a Medallion member bank or broker-dealer, in the event any of the Icon - Utah shares are to be transferred to someone other than the current record owner thereof) and with any necessary transfer taxes and other revenue stamps affixed and acquired at the expense of the Icon - Utah Stockholders, and on receipt thereof to the satisfaction of the Surviving Corporation, stock certificates representing shares in Icon - Nevada shall be issued and delivered to the Icon - Utah Stockholders.

               1.11 Further Assurances. At the Closing and from time to time thereafter, the parties shall execute such additional instruments and take such other action as may be reasonably required or necessary to carry out the terms and provisions hereof.

               1.12 Effective Date. The Effective Date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Nevada and at such time as all applicable provisions of the Nevada Revised Statutes have been met, and in compliance with Section 16-10a-1104(5) of the Utah Revised Business Coporation Act.

                              ICON SYSTEMS, INC., a Utah corporation


Date: 9-17-96                      /s/ Michelle Wheeler
     --------                       --------------------
                                       Michelle Wheeler

Date: 9-18-96                       /s/ Jeff Taylor
      -------                       ---------------
                                        Jeff Taylor


Date: 9-17-96                       /s/ Steven D. Moulton
      -------                       ---------------------
                                        Steven D. Moulton



                              ICON SYSTEMS, INC., a Nevada corporation


Date: 9-17-96                       /s/ Michelle Wheeler
      -------                       --------------------
                                       Michelle Wheeler

Date: 9-18-96                       /s/ Jeff Taylor
      -------                       ---------------
                                       Jeff Taylor

Date: 9-17-96                       /s/ Steven D. Moulton
      -------                       ---------------------
                                      Steven D. Moulton